UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 31, 2023

CITRINE GLOBAL, CORP.

Delaware	000-55680	68-0080601
(State or Other Jurisdiction	(Commission	(IRS Employer
Of incorporation)	File Number)	Identification Number)

5 Golden Beach, Caesarea, Israel	3088900
(Address of Principal Executive Offices)	(Zip code)

+ (972) 9 855 1422

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

iBOT Acquisition

On December 31, 2023, Citrine Global, Corp. (the “Company” or “Citrine Global”) executed and consummated the Share Purchase and Option Agreement (the “Agreement”) with iBOT Israel Botanicals Ltd. (“iBOT”) and the iBOT shareholders (the “iBOT Shareholders”), pursuant to which Citrine Global received a 19% equity stake in iBOT on a fully diluted basis. The consideration for the equity was the issuance to iBOT of 70,370,370 shares of the Company’s common stock, calculated at a per share price of $0.027, representing the highest closing price of the Company’s common stock during the 30-day period preceding the authorization of the Company’s board of directors of the transaction. The purchase price for the iBOT equity of $10,000,000 was based on the discounted pre-company valuation of iBOT prepared by an independent third party valuator commissioned by Citrine Global. The transaction was previously disclosed in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on November 21, 2023.

Pursuant to the Agreement, Citrine Global was granted an option, exercisable through June 30, 2024, to increase the Company’s shareholdings in iBOT to 51% of iBOT’s equity on a fully diluted basis. If such option is exercised, the consideration for the increased equity position will consist of a combination of shares and cash, as agreed by the Company and iBOT, provided that (i) any shares issued by the Company in consideration for iBOT equity will be calculated a per share price of $0.027; and (ii) the cash component must be sufficient to cover iBOT’s operating budget, which will be pre-approved by the Company, for a 24 month period after the exercise of the option.

The Agreement includes a no-shop clause pursuant to which neither iBOT nor any of the iBOT Shareholders will solicit or engage in negotiations for the sale of its shares, assets, or technology with any third party for as long as Citrine Global’s option is outstanding. The Agreement also includes customary closing deliveries, disclosures, and representations by both Citrine Global and iBOT and customary indemnities by iBOT.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the document, which is attached as Exhibit 10.14 hereto and incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 31, 2023, the board of directors of Citrine Global (the “Board”) determined to grant to directors set forth below restricted shares under the Company’s 2018 Stock Incentive Plan. The shares are vested upon grant and are subject to the execution by each recipient of the Company’s standard stock purchase agreement.

Director	Number of Shares

Ilanit Halperin (Director and CFO)	14,700,000
David Kretzmer (Director)	7,525,000
Doron Birger (Director)	916,230

All tax implications relating to the shares will be borne solely by the directors.

Item 8.01 Other Events

On December 31, 2023, the Board of Citrine Global determined not to exercise the option previously granted to Citrine Global by MyPlant Bio Ltd. (“MyPlant”) to acquire an additional 45% equity stake in MyPlant. Citrine Global holds as of December 2022 a 10% equity stake in MyPlant.

To the extent that Citrine Global determines that it desires to utilize the services of MyPlant for the development of any future product, then Citrine Global intends to utilize the services of MyPlant, subject to mutual agreement on the terms thereof.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.14	Share Purchase and Option Agreement dated December 31, 2023 between the Company and iBOT Israel Botanicals Ltd
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CITRINE GLOBAL, CORP.

Date: January 5, 2024	By:	/s/ Ora Elharar Soffer
	Name:	Ora Elharar Soffer
	Title:	Chief Executive Officer (principal executive officer)